EXHIBIT 99.01

SHUTTERFLY COMPLETES ACQUISITION OF TINY PRINTS, INC.

REDWOOD CITY, Calif. (April 25, 2011) -- Shutterfly, Inc. (NASDAQ:SFLY), a leading Internet-based social expression and personal publishing service, announced today it has completed the acquisition of Tiny Prints Inc., a privately-held ecommerce company offering stylish cards, invitations, personalized stationery and photo books. Shutterfly believes the acquisition will accelerate growth in its cards and stationery offering and provide the opportunity for significant financial synergies through vertical integration.

Under the terms of the agreement, Shutterfly acquired all of the outstanding stock of Tiny Prints in exchange for approximately $146.5 million in cash and approximately 4.0 million shares of Shutterfly common stock. In addition, Shutterfly has reserved approximately 1.4 million shares of common stock as consideration for the vested and unvested Tiny Prints employee equity awards assumed by Shutterfly.

Tiny Prints stockholders own approximately 12% of the pro forma combined company. Tiny Prints outside investors will be subject to a six-month lock-up on the sale of Shutterfly shares received in the transaction and the Tiny Prints founders will be subject to a staggered 18-month lock-up. In addition, approximately 9% of the acquisition consideration will be held in escrow for 12 months.

Shutterfly plans to provide Q2 2011 and FY 2011 financial guidance as part of its Q1 2011 earnings release and conference call on April 27, 2011.

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About Shutterfly
Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly's flagship product is its award-winning photo book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books. Shutterfly was recently named one of the top 25 Best Midsized Companies to Work For by the Great Place to Work Institute. More information about Shutterfly (NASDAQ:SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

About Tiny Prints
Tiny Prints, Inc. is comprised of www.tinyprints.com and www.weddingpaperdivas.com, two thriving ecommerce brands offering stylish cards, invitations, personalized stationery and photo books to customers from around the world. The company's emphasis on fresh design, high quality products and a perfectly delightful customer experience have led to continued success in a variety of markets, from photo cards to party invitations, greeting cards, announcements and beyond. Beloved by celebrities, top designers and stylish shoppers alike, Tiny Prints is quickly becoming a household name that is proud to remind us all that sometimes the tiny things in life are really the big things in disguise.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the acquisition of Tiny Prints, including the actual amount of cash paid and the number of shares of common stock issued by Shutterfly in the transaction, the dilutive impact of the transaction on Shutterfly, benefits of the transaction to Shutterfly, the potential benefits from integration of the businesses and the ability to transform the market. These forward-looking statements are based on information available to Shutterfly as of the date of this press release.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond Shutterfly's control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained or other conditions to closing the transaction may not be obtained; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the industry in which Shutterfly and Tiny Prints operate; changes in demand for Shutterfly's or Tiny Prints' products and services; pricing and gross margin pressures; loss of key customers; order cancellations; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; the threat or occurrence of conflict and terrorist activities both in the United States and internationally; and risks and costs associated with increased and new regulation of corporate governance and disclosure standards. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Shutterfly's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on February 7, 2011, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Shutterfly's SEC filings. These forward-looking statements should not be relied upon as representing Shutterfly's views as of any subsequent date and Shutterfly does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Contacts Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com	Investor Relations: Annie Leschin 415-775-1788 aleschin@shutterfly.com Vanessa Lehr vlehr@shutterfly.com